Insightful Corporation Announces Operating Results for Third Quarter 2006

Reports Data Analysis Revenue Growth of 12% over Third Quarter of 2005

SEATTLE -- November 2, 2006 -- Insightful Corporation (NASDAQ: IFUL), a leading provider of predictive analytics and reporting solutions, today announced operating results for the third quarter of 2006.

Insightful reported revenues of $5.9 million for the third quarter of 2006, an increase of 8% over third quarter 2005 revenues of $5.4 million. The company reported net income of $0.3 million, or $0.02 per share, including stock-based compensation expense of $0.1 million. Net income for the third quarter of 2005 was $0.3 million, or $0.02 per share. There was no stock-based compensation expense in the third quarter of 2005.

Non-GAAP earnings for the third quarter of 2006, which excludes stock based compensation expense and amortization of intangible assets, was $0.6 million, or $0.04 per share, compared to non-GAAP earnings of $0.5 million, or $0.03 per share, in the third quarter of 2005. As described in the section entitled "Use of Non-GAAP Financial Measures" below, non-GAAP earnings or loss differs from net income or loss reported under accounting principles generally accepted in the United States (GAAP) due to the exclusion of stock-based compensation expense and the amortization of intangible assets. A reconciliation of Insightful's GAAP net income to its non-GAAP earnings for the quarters ended September 30, 2006 and 2005 are set forth at the end of this release.

Revenue in the company's Data Analysis segment grew 12% over the third quarter of 2005.

"We achieved year-over-year double-digit growth in data analysis revenue, our 14th quarter in a row of year-over-year growth," said Jeff Coombs, president and CEO of Insightful. "Our revenues grew both domestically and in our international business, and in both of our primary target markets, life sciences and financial services," said Coombs.

"Our drive to deliver more complete predictive analytic solutions that can be easily deployed to business users across our customers' organizations is leading to larger deals," said Coombs. "Our focus on and investments in life sciences and financial services analytic solutions is bearing fruit."

Highlights for the Third Quarter of 2006
  Software license revenues were $2.3 million, as compared to $2.2 million in the third quarter of 2005.
  Maintenance revenues were $1.9 million, as compared to $1.7 million in the third quarter of 2005.
  Professional services and other revenues were $1.7 million, as compared to $1.5 million in the third quarter of 2005.
  Funded research, which is an offset to research and development expense in the company's statement of operations, was $0.5 million in the third quarters of both 2006 and 2005.

Insightful has two product segments, Data Analysis and Text Analysis. Following are highlights for the quarter in each segment.

Data Analysis Financial Results
  Total Data Analysis revenues, including software licenses, maintenance and professional services and other, were $5.6 million, compared to $5.0 million in the third quarter of 2005.
  Data Analysis software license revenues were $2.1 million, compared to $2.0 million in the third quarter of 2005.
  Data Analysis maintenance revenues were $1.9 million, compared to $1.7 million in the third quarter of 2005.
  Data Analysis professional services and other revenues were $1.7 million, compared to $1.4 million in the third quarter of 2005.
  Domestic Data Analysis revenues were $3.2 million, compared to $2.9 million in the third quarter of 2005.
  International Data Analysis revenues were $2.4 million, compared to $2.1 million in the third quarter of 2005.

Text Analysis Financial Results
  Total Text Analysis revenues were $0.2 million, compared to $0.4 million in the third quarter of 2005.
  Text Analysis license revenues were $0.2 million, compared to $0.3 million in the third quarter of 2005.
  Text Analysis professional services and other revenues were $34,000 in the third quarter of 2006, compared to $140,000 in the third quarter of 2005.

Guidance

For the fourth quarter of 2006, Insightful expects revenues to increase over the third quarter of 2006. The company expects costs in the fourth quarter of 2006 to be higher than in the third quarter of 2006 as it continues to set the foundation for future growth by investing in sales, marketing and development of its product lines and prepares for compliance with Sarbanes-Oxley Section 404. Because of the range of possible revenue outcomes in the fourth quarter of 2006, the company is not giving guidance on earnings, which could include a GAAP or non-GAAP net loss.

Use of Non-GAAP Financial Measures

The non-GAAP financial measure of earnings included in this press release is different from the GAAP measure of net income, as this non-GAAP measure excludes certain charges otherwise included in the computation of net income or loss. Insightful believes that this non-GAAP measure is useful to enhance an overall understanding of its past financial performance and also its prospects for the future. These adjustments to the company's GAAP results are presented with the intent of providing both management and investors a more complete understanding of Insightful's underlying operating results and trends. This non-GAAP measure is among the primary indicators that management uses as a basis for planning and forecasting of future periods.

The charges excluded from Insightful's GAAP results include stock-based compensation expense and amortization of intangible assets arising from the 2004 acquisition from Lucent Technologies, Inc. of the title to the software code underlying the "S" programming language. Stock-based compensation expense and amortization of intangible assets have no current effect on cash or the future uses of cash. Insightful's stock-based compensation expense fluctuates with changes in the company's stock price and interest rates. For this reason, changes in stock prices and interest rates could mask variation and trends in Insightful's GAAP operating results that may otherwise be important to an understanding of the company's results. The acquisition of intangible assets was an event outside of the course of Insightful's normal business operations. For these reasons, management believes that exclusion of stock-based compensation expense and amortization of intangible assets may be important to an understanding of Insightful's ongoing operating performance.

Reconciliations of GAAP to non-GAAP results are as follows:

	Quarter Ended September 30, 2006		Quarter Ended September 30, 2005
		Diluted EPS		Diluted EPS
Net income as reported	$287	$0.02	$311	$0.02

Add Back - Stock Compensation Expense
Cost of revenues	8		-
Sales and marketing	17		-
Research and development	23		-
General and administrative	97		-
	145	0.01	-	-

Add Back - Amortization of Intangibles	147	0.01	147	$0.01

Non-GAAP earnings	$579	$0.04	$458	$0.03

About Insightful Corporation

Insightful Corporation (NASDAQ:IFUL) is a provider of predictive analytics and reporting solutions that gives companies the knowledge to act™. Insightful products, which include S-PLUS®, S-PLUS® Server, Insightful Miner™, and InFact®, allow companies to perform sophisticated statistical data analysis, data mining and create high-quality graphics from numeric and text data. Insightful consulting services provide specialized expertise and proven processes for the design, development and deployment of customized solutions.

Insightful delivers industry-leading, high-ROI solutions to thousands of companies in the financial services, pharmaceuticals, biotechnology, telecommunications, and manufacturing industries, as well as to government and research institutions.

Note to Investors About Forward-Looking Statements

This press release contains forward-looking statements, including statements about future events or the future financial and operational performance of Insightful Corporation. Forward-looking statements include, but are not limited to, statements about our future financial results, the expected costs and benefits of our investments in our products and solutions, and anticipated transaction size. Words such as "expects," "believe," "plan," "anticipate," and similar expressions are intended to identify forward-looking statements, but their absence does not necessarily mean that the statement is not forward-looking. Forward-looking statements are based on the judgment and opinions of management at the time the statements are made. These statements are not guarantees of future performance, and inaccurate assumptions and known and unknown risks and uncertainties can affect their accuracy. Actual results could differ materially from those expressed or implied by the forward-looking statements for a number of reasons, including, but not limited to, the risk that we may not achieve growth, the risk that we do not realize the benefits we anticipate from our investments in life sciences and financial services analytic solutions, and the risk that we are unable to increase our average transaction size or that increases in transaction size do not favorably influence our financial results. More detailed information regarding these and other factors that could affect our actual results is set forth in our filings with the Securities and Exchange Commission, including our most recent report on Form 10-QSB. You should not unduly rely on these forward-looking statements, which apply only as of the date of this release. We undertake no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of anticipated events.

The financial results contained in this press release are preliminary and unaudited.

Contact Information

Richard Barber

Insightful Corporation

206-283-8802

investor@insightful.com

INSIGHTFUL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE DATA)

	September 30,	December 31,
	2006	2005
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$ 7,432	$ 9,185
Accounts receivable, net	3,270	5,666
Other receivables	500	364
Short term investments	895	724
Prepaid expenses and other current assets	417	636
Total current assets	12,514	16,575

Long term investments in marketable securities	2,360	-
Property and equipment, net	2,655	1,212
Purchased technology, net	196	637
Goodwill and other intangibles, net	800	800
Other assets	55	45
	$ 18,580	$ 19,269
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$ -	$ 32
Accounts payable	738	701
Accrued expenses and other current liabilities	1,707	2,179
Deferred revenue	5,307	6,271
Total current liabilities	$ 7,752	$ 9,183

Long-term debt, less current portion	--	--
Commitments and contingencies
Stockholders' equity:

Preferred stock, $0.01 par value--
Authorized--1,000,000 shares
Issued and outstanding--none	--	--
Common stock, $0.01 par value--
Authorized--30,000,000 shares
Issued and outstanding-- 12,775,585 and 12,543,097 shares at September 30, 2006 and December 31, 2005, respectively	$ 126	$ 125
Additional paid-in capital	37,553	36,610
Accumulated deficit	(26,572)	(26,401)
Other accumulated comprehensive loss	(279)	(248)
Total stockholders' equity	10,828	10,086
Total liabilities and stockholders' equity	$ 18,580	$ 19,269

INSIGHTFUL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three Months Ended
	September 30,	September 30,
	2006	2005
	(Unaudited)	(Unaudited)

Revenues:
Software licenses	$ 2,281	$ 2,227
Software maintenance	1,858	1,681
Professional services and other	1,712	1,500
Total revenues	5,851	5,408
Cost of revenues:
Software related	395	538
Professional services and other	971	742
Total cost of revenues	1,366	1,280
Gross profit	4,485	4,128
Operating expenses:
Sales and marketing	2,180	1,955
Research and development	1,744	1,407
Less--funded research	(549)	(533)
Research and development, net	1,195	874
General and administrative	989	1,074
Total operating expenses	4,364	3,903
Income from operations	121	225
Other income, net	167	86
Income before income taxes	288	311
Income tax (expense)	(1)	-
Net income	$ 287	$ 311

Basic and diluted net income per share	$ 0.02	$ 0.02
Weighted-average number of common shares outstanding:	12,751	12,494
- Basic
- Diluted	13,246	13,224